UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2013

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	36-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Liberty Media Corporation hereby files this Current Report on Form 8-K/A (Amendment No. 1) to amend and restate the original Form 8-K, filed on January 24, 2013, in its entirety. It was determined that the acquisition, described herein, does not require the inclusion of financial information based on the relevant tests used to measure significance under Regulation S-X 3.05.

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events

On January 18, 2013, Liberty Media Corporation (the “Company”), through a wholly-owned subsidiary, purchased 50,000,000 shares of the common stock (“SIRIUS XM Common Stock”), par value $0.001 per share, of SIRIUS XM Radio, Inc. (“SIRIUS XM”) for $3.1556 per share in a block purchase from a financial institution (the “Block Transaction”). The Company used available cash on hand to acquire the shares of SIRIUS XM Common Stock in the Block Transaction. Additionally, on January 18, 2013 a subsidiary of the Company converted all of its remaining shares of Sirius XM's Convertible Perpetual Preferred Stock, Series B-1, par value $0.001 per share, into 1,293,509,076 shares of Sirius XM Common Stock.  As a result of these transactions, along with shares of SIRIUS XM Common Stock acquired by the Company and its subsidiaries in the fiscal year ended December 31, 2012, the Company and its subsidiaries now hold more than 50% of the capital stock of SIRIUS XM entitled to vote on any matter, including the election of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President